As filed with the Securities and Exchange Commission on March 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Corvus Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4670809 (I.R.S. Employer Identification Number)

863 Mitten Road, Suite 102

Burlingame, CA 94010

(650) 900-4520

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2016 Equity Incentive Award Plan

2016 Employee Stock Purchase Plan

(Full Title of the Plan)

Richard A. Miller, M.D.

President and Chief Executive Officer

Corvus Pharmaceuticals, Inc.

863 Mitten Road, Suite 102

Burlingame, CA 94010

(650) 900-4520

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq.

Kathleen M. Wells, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price Per Share	Amount of Registration Fee
Common Stock, $0.0001 par value per share	830,000	(3)	$13.38	$11,105,400.00	$1,287.12
Common Stock, $0.0001 par value per share	200,000	(4)	$13.38	$2,676,000.00	$310.15
Total:	1,030,000		$13.38	$13,781,400.00	$1,597.27

(1)                                  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2016 Equity Incentive Award Plan (the “2016 Plan”) and the 2016 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)                                  This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the registrant’s common stock as reported on The NASDAQ Global Select Market on March 6, 2017, which is $13.38.

(3)                                  Represents the additional shares of common stock available for future issuance under the 2016 Plan resulting from an annual increase as of January 1, 2017.

(4)                                  Represents the additional shares of common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2017.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,030,000 shares of the Registrant’s common stock issuable under the following employee benefit plans for which a Registration Statement of the Registrant on Form S-8 (File No. 333-210456) is effective: (i) the 2016 Equity Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 830,000 shares of common stock, and (ii) the 2016 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 200,000 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 29, 2016 (File No. 333-210456) are incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlingame, California, on this 10th day of March, 2017.

Corvus Pharmaceuticals, Inc.

By:	/s/ Richard A. Miller
Richard A. Miller, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard A. Miller, M.D. and Leiv Lea, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard A. Miller	President, Chief Executive Officer and Director	March 10, 2017
Richard A. Miller M.D.	(Principal Executive Officer)

/s/ Leiv Lea	Chief Financial Officer	March 10, 2017
Leiv Lea	(Principal Financial and Accounting Officer)

/s/ Ian T. Clark	Director	March 10, 2017
Ian T. Clark

/s/ Elisha P. (Terry) Gould	Director	March 10, 2017
Elisha P. (Terry) Gould

/s/ Steve E. Krognes	Director	March 10, 2017
Steve E. Krognes

/s/ Peter Moldt, Ph.D.	Director	March 10, 2017
Peter Moldt, Ph.D.

/s/ Scott W. Morrison	Director	March 10, 2017
Scott W. Morrison

/s/ Peter Thompson, M.D.	Director	March 10, 2017
Peter Thompson, M.D.

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Exhibit Index

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith

4.1	Amended and Restated Certificate of Incorporation.	8-K	3/29/2016	3.1

4.2	Amended and Restated Bylaws.	8-K	3/29/2016	3.2

4.3	Form of Common Stock Certificate.	S-1	1/4/2016	4.2

4.4	Amended and Restated Investors’ Rights Agreement, dated September 16, 2015, by and among Corvus Pharmaceuticals, Inc. and the investors listed therein.	S-1/A	2/8/2016	4.3

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of independent registered public accounting firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.2(a)#	2016 Equity Incentive Award Plan.	S-8	3/29/2016	99.2(a)

99.2(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2016 Equity Incentive Award Plan.	S-1	1/4/2016	10.5(b)

99.2(c)#	Form of Restricted Stock Award Agreement and Restricted Stock Unit Award Agreement under the 2016 Equity Incentive Award Plan.	S-1	1/4/2016	10.5(c)

99.2(d)#	Form of Restricted Stock Unit Award Agreement and Restricted Stock Unit Award Grant Notice under the 2016 Equity Incentive Award Plan.	S-1	1/4/2016	10.5(d)

99.3#	Corvus Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan.	S-8	3/29/2016	99.3

#Indicates management contract or compensatory plan.

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